UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2012

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code:

(724) 485-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2012, William J. Lyons, Executive Vice President and Chief Financial Officer of CONSOL Energy Inc. (the “Company”), announced that he will retire on March 1, 2013. Mr. Lyons will remain Executive Vice President and Chief Financial Officer until his retirement. In recognition of his years of service with, and contributions to, the Company, including his naming to the 2013 All-America Executive Team by Institutional Investor magazine and his leadership in the areas of ethics and corporate governance, the Company’s Compensation Committee (the “Committee”) of the Board of Directors (the “Board”), on December 14, 2012, awarded Mr. Lyons a bonus of $395,500 which will be payable to him on December 19, 2012 (the “Bonus”), provided that if any award is deemed earned and payable to Mr. Lyons under the Executive Annual Incentive Plan for the performance period of January 1, 2012 through December 31, 2012, the Committee will reduce such award by the amount of the Bonus. After his retirement, the Company expects that Mr. Lyons will remain a consultant to the Company through December 31, 2013.

On December 14, 2012, the Board elected David M. Khani, the Company’s Vice President-Finance, to serve as the Company’s Chief Financial Officer effective upon the retirement of Mr. Lyons on March 1, 2013, and at which time he will become an executive officer of the Company.

Mr. Khani, 49, has been the Company’s Vice President-Finance since July 20, 2011, managing the following five financial-related departments: Controllers, Investor Relations, Information Systems and Technology, Strategy and Planning, and Treasury. From February 2007 to July 2011, Mr. Khani was the Director and then the Co-Director of Research at FBR Capital Markets & Co. (“FBR”), an investment banking and advisory firm. Prior to that time, Mr. Khani served as the Managing Director and Co-Group Head of FBR’s Energy and Natural Resources Group covering the oil and gas exploration and production and coal mining industries. In 1993, Mr. Khani received his MBA, with concentrations in finance and corporate accounting, from the William E. Simon Graduate School of Business at the University of Rochester and is a member of the CFA Institute and the Washington Society of Investment Analysts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ Stephen W. Johnson
Stephen W. Johnson
Senior Vice President and General Counsel

Dated: December 18, 2012